Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 1999 relating to the financial statements, which appears on page 11 of the 1998 Annual Report to Stockholders of Chemed Corporation which is incorporated by reference in Chemed Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 2, 1999 relating to the Financial Statement Schedule, which appears on page S-2 of such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS  LLP


Cincinnati, Ohio
September 14, 1999